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                                                                     EXHIBIT 5.1


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                               February 7, 2002


El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
1001 Louisiana Street, 30th Floor
Houston, Texas 77002

         Re:      El Paso Energy Partners, L.P.
                  El Paso Energy Partners Finance Corporation
                  Registration Statement Form S-3
                  (Registration Nos. 333-81772 through 333-81772-20)


Ladies and Gentlemen:

         We have acted as counsel to El Paso Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and El Paso Energy Partners Finance Corporation, a Delaware corporation ("EL PASO FINANCE" and, together with the Partnership, the "COMPANIES"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "PROSPECTUS"), and one or more supplements to the Prospectus (each, a "PROSPECTUS SUPPLEMENT"), of one or more classes or series of capital securities representing limited partnership interests of the Partnership (the "COMMON UNITS"), one or more series of debt securities (the "DEBT SECURITIES") of the Companies, and of the guarantees (the "GUARANTEES") of the guarantors (the "GUARANTORS") listed in the Registration Statement (collectively, the Common Units, the Debt Securities and the Guarantees are the "SECURITIES"), having an aggregate offering price not to exceed U.S. $1,000,000,000, on terms to be determined at the time of each offering. The Debt Securities will be issued under an indenture (the "INDENTURE") to be entered into by the Companies, the Guarantors and a trustee to be named therein. We have examined originals or certified copies of such corporate records of the Companies and other certificates and documents





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El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
February 7, 2002
Page 2


of officials of the Companies, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (ii) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, (a) such Common Units will have been duly authorized and validly issued and (b) on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Common Units will be fully paid and nonassessable.

         2. With respect to the Debt Securities and the Guarantees, when (i) the Companies and the Guarantors have taken all necessary action to approve the issuance of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, (ii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (iii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Companies upon payment (or delivery) of the consideration therefor provided for therein, (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) applicable provisions of "blue sky" laws have been complied with,

         (a) the Debt Securities will have been duly authorized by all necessary partnership or corporate action, as applicable, on the part of the Companies, and will be valid and binding obligations of the Companies and will be entitled to the benefits of the Indenture; and

         (b) the Guarantees will have been duly authorized by all necessary partnership or company action, as applicable, on the part of the Guarantors, and will be valid and binding obligations of each Guarantor.


         The opinions and other matters in this letter are qualified in their entirety and subject to the following:


         A. We have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such




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El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
February 7, 2002
Page 3


                effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable Prospectus Supplement,
                (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership (and, if appropriate, El Paso Finance) and the other parties thereto and (v) at the time of the issuance of the Securities
                (a) each of the Companies and the Guarantors validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation or formation, (b) each of the Companies and the Guarantors has the necessary corporate, partnership, limited liability company or other power and due authorization, as applicable, and (c) the organizational or charter documents of each of the Companies and the Guarantors are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

         B. The opinion set forth in paragraph 1(b) is subject to the qualification that (i) under Section 17-303(a) of the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT"), a limited partner who participates in the "control," within the meaning of the Delaware Act, of the business of a partnership or takes action which constitutes "control" may be held personally liable for such partnership's obligations under the Delaware Act to the same extent as a general partner and (ii) under Section 17-607 of the Delaware Act, a limited partner who (x) receives a distribution that, at the time of distribution and after giving effect to the distribution, causes all liabilities of the Partnership, other than liabilities to partners on account of their partnership interests and non-recourse liabilities, to exceed the fair value of the assets of the limited partnership (except the fair value of property subject to a liability for which the recourse of creditors is limited, which property shall be included in the assets of the limited partnership only to the extent that the fair value of such property exceeds such liability) and (y) knew at the time of such distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

         C. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of
                (i) the federal Laws of the United States and (ii) the General Corporation Law, Revised Uniform Partnership Act, Revised Uniform
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El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
February 7, 2002
Page 4


                Limited Partnership Act and Limited Liability Company Act of the State of Delaware.

         D. This law firm is a registered limited liability partnership organized under the laws of the state of Texas.


         E. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution and (vi) limitations on the waiver of rights under usury law.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Discussion. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.